Pyramid Oil Company	FOR IMMEDIATE RELEASE:

Pyramid Oil Company Reports Third Quarter Financial Results

BAKERSFIELD, Calif. – November 14, 2013 – Pyramid Oil Company (NYSE MKT: PDO) today announced financial results for its third quarter ended September 30, 2013.

Third quarter revenue was $1.1 million versus $1.2 million in the same quarter last year. The decrease was principally attributable to a 7% decline in crude oil production volumes offset by higher average sales prices. Crude prices increased by $2.32 per average barrel of oil equivalent (BOE) to $102.21 from $99.89 per average BOE in the 2012 third quarter.

The Company reported an operating loss of $928,000 versus operating income of $286,000 in the third quarter last year. The decline is attributable to $1.1 million in one-time expenses related to an employment agreement entered into in 2002 with the former president and CEO, who retired effective September 30, 2013. Net loss was $534,000, or $0.11 per share, versus net income of $208,000, or $0.04 per share, during the same quarter in 2012.

For the nine-month period, revenue was $3.3 million versus $3.9 million during the same period of 2012. Operating loss was $591,000 versus operating income of $1.1 million in the comparable prior-year period, while net loss was $291,000, or $0.06 per share, versus net income of $869,000, or $0.19 per share, in the same period a year ago. Operating cash flow at the nine-month mark was $846,000 compared with $1.7 million during the first nine months of last year.

At September 30, Pyramid had cash, cash equivalents, restricted cash and short-term investments of $6.6 million, and total current assets of $8.0 million. The Company also reported long-term assets in the form of certificates of deposit of $1.1 million. Current liabilities at September 30 were $964,000 and total liabilities were $3.0 million. Stockholders’ equity at the end of the quarter was $10.4 million.

“Absent one-time severance-related expenses, our year-to-date results would have generated income in excess of half a million dollars,” said Mike Herman, interim president and CEO. “Moreover, we have maintained our financial strength and closed the quarter with a healthy balance sheet.”

“Looking forward, we are establishing an aggressive program designed to improve oil production volumes and strengthen our financial performance. This program will include the rework and recompletion of several existing wells on our California properties.”

Herman added, “We have made important progress on our previously announced program to re-drill and deepen three wells into the Monterey formation on our Delaney Tunnell property in Santa Maria, California. State permits to re-drill two wells are now in hand, and we have received verbal confirmation from the State that two additional permits, which allow us to re-drill a third well and utilize it for water disposal, have been approved and will be sent to the Company shortly. We expect drilling operations on this project will commence during next year’s first quarter.”

Pursuant to management’s goal of growing the Company and improving shareholder value, Herman said Pyramid also will explore reserve acquisitions from other oil and gas operators, as well as potential merger and joint venture opportunities, should they arise.

About Pyramid Oil Company

Pyramid Oil Company has been in the oil and gas business continuously since incorporating in 1909. Pyramid acquires interests in land and producing properties through acquisition and lease, and then drills and/or operates crude or natural gas wells in an effort to discover or produce oil and/or natural gas. More information about the Company can be found at: http://www.pyramidoil.com.

Safe Harbor Statement

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the completion and testing of wells. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Factors that could cause or contribute to such differences include, but are not limited to the value of crude oil or the performance of wells.

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CONTACT:

Geoff High

Principal

Pfeiffer High Investor Relations, Inc.

303-393-7044

PYRAMID OIL COMPANY
STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

REVENUES:
Oil and gas sales	$1,138,438	$1,198,420	$3,300,650	$3,907,792

COSTS AND EXPENSES:
Operating expenses	535,227	476,122	1,469,708	1,365,861
General and administrative	294,430	192,910	751,433	632,804
Termination expenses	1,040,764	0	1,040,764	0
Taxes, other than income
and payroll taxes	33,044	44,885	100,599	129,266
Provision for depletion,
depreciation and amortization	127,010	151,502	388,806	519,396
Accretion expense	6,288	13,153	24,599	31,970
Other costs and expenses	29,991	33,975	116,189	118,449

	2,066,754	912,547	3,892,098	2,797,746

OPERATING (LOSS) INCOME	(928,316)	285,873	(591,448)	1,110,046

OTHER INCOME (EXPENSE):
Interest income	10,235	10,975	30,550	31,835
Other income	0	0	0	250
Interest expense	0	(152)	0	(868)

	10,235	10,823	30,550	31,217
(LOSS) INCOME BEFORE INCOME
TAX PROVISION (BENEFIT)	(918,081)	296,696	(560,898)	1,141,263
Income tax provision (benefit)
Current	(4,000)	16,800	11,126	99,800
Deferred	(380,300)	72,000	(281,000)	172,900
	(384,300)	88,800	(269,874)	272,700

NET (LOSS) INCOME	($533,781)	$207,896	($291,024)	$868,563

BASIC (LOSS) INCOME
PER COMMON SHARE	($0.11)	$0.04	($0.06)	$0.19

DILUTED (LOSS) INCOME
PER COMMON SHARE	($0.11)	$0.04	($0.06)	$0.19

Weighted average number of
common shares outstanding	4,688,085	4,687,644	4,688,085	4,685,117

Diluted average number of
common shares outstanding	4,688,085	4,687,644	4,688,085	4,685,117

PYRAMID OIL COMPANY
BALANCE SHEETS

ASSETS

	September 30,	December 31,
	2013	2012
	(Unaudited)	(Audited)

CURRENT ASSETS:
Cash and cash equivalents	$3,512,689	$3,834,097
Restricted cash	334,657	0
Short-term investments	2,139,695	2,135,709
Trade accounts receivable	446,973	375,090
Income taxes receivable	45,400	73,069
Crude oil inventory	85,684	82,180
Prepaid expenses and other assets	99,923	257,370
Deferred income taxes	694,500	264,400

TOTAL CURRENT ASSETS	7,359,521	7,021,915

PROPERTY AND EQUIPMENT, at cost
Oil and gas properties and equipment
(successful efforts method)	20,089,288	20,007,453
Capitalized asset retirement costs	425,978	425,978
Drilling and operating equipment	2,058,744	1,966,750
Land, buildings and improvements	1,098,918	1,098,918
Automotive, office and other
property and equipment	1,136,566	1,202,544

	24,809,494	24,701,643
Less: accumulated depletion, depreciation,
amortization and valuation allowances	(21,306,941)	(20,953,324)

TOTAL PROPERTY AND EQUIPMENT	3,502,553	3,748,319

INVESTMENTS AND OTHER ASSETS
Long-term investments	1,124,100	1,101,526
Restricted cash	632,672	0
Deferred income taxes	472,700	621,800
Deposits	250,000	250,000
Other Assets	11,380	17,380

TOTAL INVESTMENTS OTHER ASSETS	2,490,852	1,990,706

TOTAL ASSETS	$13,352,926	$12,760,940

PYRAMID OIL COMPANY
BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

	September 30,	December 31,
	2013	2012
	(Unaudited)	(Audited)

CURRENT LIABILITIES:
Accounts payable	$199,909	$226,759
Accrued professional fees	116,020	120,000
Accrued taxes, other than income taxes	28,822	70,407
Accrued payroll and related costs	65,649	58,954
Accrued royalties payable	218,783	204,509
Deferred compensation liability	334,657	0
Accrued insurance	0	94,116

TOTAL CURRENT LIABILITIES	963,840	774,745

LIABILITY FOR DEFERRED COMPENSATION	669,316	0

LIABILITY FOR ASSET RETIREMENT OBLIGATIONS	1,352,460	1,327,861

TOTAL LIABILITIES	2,985,616	2,102,606

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock-no par value;
10,000,000 authorized shares;
no shares issued or outstanding	0	0
Common stock-no par value;
50,000,000 authorized shares;
4,688,085 shares issued and
outstanding	1,682,971	1,682,971
Retained earnings	8,684,339	8,975,363

TOTAL STOCKHOLDERS' EQUITY	10,367,310	10,658,334

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$13,352,926	$12,760,940